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                                  37
                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report [Form 10-K] of Seaway Food Town, Inc. of our report dated October 15, 1999, included in
Exhibit 13 to Form 10-K.


Our audits also included the financial statement schedule of Seaway Food Town, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                             /s/          ERNST & YOUNG LLP





Toledo, Ohio
October 15, 1999